UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2026

GBT TECHNOLOGIES INC.

(Exact name of small business issuer as specified in its charter)

Nevada	000-54530	27-0603137
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

117 W. 9th Street, Los Angeles, California 90015

(Address of principal executive offices) (Zip code)

Registrant’s telephone number including area code: 888-685-7336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on April 10, 2026, GBT Technologies, Inc. (the “Company”), appointed Minh Collins as President of Cube X Media Corporation and entered into an Executive Employment Agreement (the “Agreement”) with him. Cube X Media Corporation is a wholly-owned subsidiary of the Company. The initial term of the Agreement is 12 months; compensation is $10,000 per month, payable, on the first day of each month, in cash or shares of the Company’s common stock (valued at $.00005) or a combination of the two methods of payment, in each case as determined by the Company’s Board of Directors; and standard benefits for persons at the executive level. The Agreement is terminable (i) upon Mr. Collins’ death, (ii) his voluntary resignation, or (iii) by the Company for “cause,” which is defined as (a) committing or participating in an injurious act of fraud, gross neglect, misrepresentation, embezzlement or dishonesty against the Company; (b) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company (monetarily or otherwise); (c) engaging in a criminal enterprise involving moral turpitude; (d) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof, (e) Mr. Collins’ failure to substantially perform his material duties hereunder or to substantially comply with any other material provision of the Agreement, (f) a willful act by Mr. Colins as a result of which he knowingly receives an improper material personal benefit at the expense of the Company, (g) any other willful misconduct by Mr. Collins that is materially injurious to the business or business reputation of the Company, or (h) any other circumstance which constitutes “cause” under applicable law. During the term of the Agreement, Mr. Collins may not individually or in conjunction with others, directly or indirectly engage in the business of developing, producing, marketing or selling products or rendering services of the kind or type developed or being developed, produced, marketed, sold or rendered by the Company. The Agreement also contains a non-disclosure clause in favor of the Company and an indemnification clause in favor of Mr. Collins. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

A copy of the related press release is furnished as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement with Ming Collins
99.1	Press Release, dated April 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GBT TECHNOLOGIES INC.

	By:	/s/ Patrick Bertagna
	Name:	Patrick Bertagna
	Title:	Interim Chief Executive Office & Director

Date: April 16, 2026